SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant  |X|

Filed by a party other than the registrant   |_|

Check the appropriate box:

|_|      Preliminary proxy statement

|_|      Confidential, for use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))

|X|      Definitive proxy statement

|_|      Definitive additional materials

|_|      Soliciting material pursuant to Rule 14a-11(C) or Rule 14a-12

                              RIVERSIDE GROUP, INC.
                              ---------------------

                (Name of Registrant as Specified in Its Charter)
                ------------------------------------------------

       (Name of Person(s) Filing Proxy Statement if other than Registrant)
       -------------------------------------------------------------------

Payment of filing fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:


         (2) Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


         (4) Proposed maximum aggregate value of transaction:


         (5) Total fee paid:


|_|      FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

|_| CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

         (1)  AMOUNT PREVIOUSLY PAID:


         (2)  Form, schedule or registration statement no.:



         (3)  Filing party:


         (4)  Date filed:

April 28, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549
Attention:  Filing Desk, Stop 1-4

Re:      Definitive Proxy Materials

Ladies and Gentlemen:

Riverside Group, Inc. (the "Company") hereby files the accompanying definitive proxy materials pursuant to Rule 14a-6 with respect to the Annual Meeting of Shareholders scheduled for May 18, 1999.

Enclosed with the non-electronic version of this letter, solely for the information of the Commission, are seven copies of the Company's 1998 Annual Report to Shareholders.

The Company intends to release definitive proxy materials on or about April 30, 1999. Please contact the undersigned at (904)281-2200 if you have any questions.

Very truly yours,



Catherine J. Gray
Senior Vice President, Treasurer and
Chief Financial Officer

CJG/ca
Encls.

cc:      The Nasdaq Stock Market
         Nasdaq Regulatory Filings
         1735 K Street, NW
         Washington, DC  20006-1500
         (w/3 copies of materials and Annual Report)

                              RIVERSIDE GROUP, INC.
                              7800 BELFORT PARKWAY
                           JACKSONVILLE, FLORIDA 32256

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  April 28, 1999

To Our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Riverside Group, Inc. to be held on Tuesday, May 18, 1999, at 9:00 a.m., Central Daylight Time, at the executive offices of the Wickes Inc., 706 North Deerpath Drive, Vernon Hills, Illinois.

         The meeting will be held for the following purposes:

         (1) To elect a Board of Directors for one year until their successors have been elected and qualified.

         (2) To approve the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company.

         (3) To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on April 16, 1999 will be entitled to vote at the meeting.

         Whether or not you expect to attend the meeting, please read the accompanying Proxy Statement and complete, sign, date and return the accompanying Proxy in the enclosed postage paid envelope at your earliest convenience. You may revoke your Proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying Proxy Statement.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE AND THE PROPOSAL.

         We hope you will plan to attend the meeting.

                                                  Sincerely yours,







                                                  J. Steven Wilson,
                                                  Chairman, President and
                                                  Chief Executive Officer

                                TABLE OF CONTENTS


                                                                        Page



General Information.....................................................  1

Securities Outstanding and Voting.......................................  2

Principal Security Holders and Security
  Ownership of Management...............................................  2

Election of Directors...................................................  4

Board of Directors' Meetings and Compensation...........................  5

Management .............................................................  5

Report of the Board on Executive Compensation ..........................  6

Insider Participation in Executive Office Compensation .................  7

Executive Compensation .................................................  7

Certain Relationships and Related Transactions..........................  10

Compliance with Section 16(a) of the Securities
  Exchange Act of 1934..................................................  11

Comparison of Five-Year Cumulative Total Return.........................  11

Approval of Auditors....................................................  12

Other Matters...........................................................  12

Shareholder Proposals...................................................  12

Form 10-K...............................................................  12

Expenses of Solicitation................................................  13

                              RIVERSIDE GROUP, INC.

                              ---------------------

                                 PROXY STATEMENT

                               -------------------

                               GENERAL INFORMATION



         This Proxy Statement is furnished to shareholders of Riverside Group, Inc. (the "Company") in connection with the solicitation by the Board of Directors of Proxies to be used at the 1998 Annual Meeting of Shareholders of the Company (the "Meeting"). The Meeting will be held on Tuesday, May 18, 1999, at 9:00 a.m., Central Daylight Time, at the executive offices of Wickes Inc., 706 North Deerpath Drive, Vernon Hills, Illinois. This Proxy Statement and enclosed form of Proxy were first sent to shareholders on or about April 30, 1999.

         The Board of  Directors  of the Company is  soliciting  Proxies so that each shareholder is given an opportunity to vote. These Proxies enable shareholders to vote on all matters that are scheduled to come before the Meeting. When Proxies are returned properly executed, the shares represented thereby will be voted by the Proxy Committee in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the enclosed Proxy; if no choice has been specified, the shares will be voted "with" authority to vote for directors and "for" the proposal. The Proxy also confers upon the Proxy Committee discretionary authority to vote the shares represented thereby on any other matter that may properly be presented for action at the Meeting.

         If the enclosed Proxy is duly executed and returned, it may nevertheless be revoked at any time, insofar as it has not been exercised, by voting in person, by duly executing and delivering a subsequent Proxy or by providing written notice to the Company's President or Secretary. The shares represented by a Proxy will be voted unless the Proxy is revoked or is mutilated or otherwise received in such form or at such time as to render it not votable.

         Votes cast by proxy or in person at the Meeting, which will be tabulated by an inspector or inspectors of election appointed for the Meeting, will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         The Proxy Committee is composed of J. Steven Wilson, Chairman, President and Chief Executive Officer of the Company, and Catherine J. Gray, Senior Vice President, Chief Financial Officer and Treasurer of the Company, who will vote all shares of common stock represented by Proxies.

         The principal executive offices of the Company are located at 7800 Belfort Parkway, Jacksonville, Florida 32256.

                        SECURITIES OUTSTANDING AND VOTING

         Only holders of shares of the Company's common stock, par value $.10 per share ("Riverside Common Stock"), of record at the close of business on April 16, 1999, will be entitled to vote at the Meeting. On that date, 5,287,123 shares of Riverside Common Stock were outstanding.

         Each share of Riverside Common Stock is entitled to one vote on all matters submitted to a vote of shareholders, including election of directors. Approval of each of the matters to be acted upon at the Meeting will require a majority of the votes cast at the Meeting to be cast in favor of the matter, except that directors will be elected by a plurality of the votes cast.

                           PRINCIPAL SECURITY HOLDERS
                      AND SECURITY OWNERSHIP OF MANAGEMENT

         The following table contains information as of February 28, 1999, concerning beneficial ownership of Riverside Common Stock by persons known by the Company to own beneficially more than five percent of Riverside Common Stock, and by (i) the Company's directors, (ii) the executive officers of the Company named in the Summary Compensation Table on page 8 hereof and (iii) all executive officers and directors of the Company as a group.

         The following table also contains information as of February 28, 1999 concerning beneficial ownership by such directors and executive officers of the Company of common stock, par value $.01 per share ("Wickes Common Stock") of the Company's Wickes Inc. ("Wickes") subsidiary.

                                                                                         Amount and
                                                   Amount and                             Nature of
                                                    Nature of                            Beneficial
                                                   Beneficial                           Ownership of
                                                  Ownership of           %                  Wickes               %
                                                    Riverside            of                 Common              of
                                                   Stock (1)           Class              Stock (1)           Class
                                                   ---------           -----              ---------           -----

J. Steven Wilson..............                    2,666,267(2)          50.4              3,032,153(10)        36.5
7800 Belfort Parkway
Jacksonville, FL 32256

Wilson Financial Corp.........                    2,543,553(2)          48.1
7800 Belfort Parkway
Jacksonville, FL 32256

Imagine Investments, Inc.......                   1,305,173(3)          24.7
8150 North Central Exway
Dallas, TX 75206

Harry T. Carneal..............                    1,305,173(4)          24.7              1,082,000(4)         13.2
8150 N. Central Exway
Suite 1901
Dallas, TX 75206





                                                                                             Amount and
                                                   Amount and                                 Nature of
                                                    Nature of                                Beneficial
                                                   Beneficial                               Ownership of
                                                  Ownership of           %                     Wickes           %
                                                    Riverside            of                    Common           of
                                                   Stock (1)           Class              Stock (1)           Class
                                                   ---------           -----              ---------           -----


Robert T. Shaw................                    1,305,173(5)          24.7             1,457,000(5)          17.7
4211 Norbourne Blvd.
Louisville, KY 40207

Kenneth M. Kirschner...........                     403,100(6)           7.6
50 N. Laura Street
Suite 2800
Jacksonville, FL 32202

Frederick H. Schultz...........                     304,274(7)           5.8
118 W. Adams Street
Suite 600
Jacksonville, FL 32202

Other Directors and
Named Executive
Officers:

Edward M. Carey.................                          -                *                    -                 -

Varina M. Steuert...............                      3,750                *                  500                 *

Catherine J. Gray...............                     30,930(8)             *                    -                 -

All directors and
executive officers as
a group (5 persons)...........                    3,063,553(9)          60.7            4,489,653(11)           54.4

------------------------------
     *  Less than 1.0%

         (1)      Unless   otherwise  noted,  the  owner  has  sole  voting  and
                  dispositive power.

         (2) The amount shown includes 49,024 shares allocated to Mr. Wilson's account under the Company's Employee Stock Ownership Plan and Trust (the "ESOP"). Mr. Wilson indirectly owns 2,543,553 shares through the direct ownership of such shares by Wilson Financial Corporation ("Wilson Financial"). Mr. Wilson controls Wilson Financial. Substantially all shares directly owned by Wilson Financial are pledged to various lenders. A change of control of the Company could result from a default by Wilson Financial under these pledges.

         (3) Imagine Investments, Inc. ("Imagine") is a wholly-owned indirect subsidiary of Stone Capital, Inc., a thrift holding company wholly owned by the James M. Fail Living Trust dated December 18, 1996, which is exclusively controlled by James M. Fail. Includes 785,173 shares presently acquirable pursuant to an option from Mr. Wilson and Wilson Financial.

         (4) Includes beneficial ownership by Imagine, of which Mr. Carneal is a director and executive officer. Mr. Carneal is also an executive officer of Imagine's parent corporations.

         (5) Includes beneficial ownership by Imagine, of which Mr. Shaw is President.

         (6) The amount shown includes 85,725 shares held by retirement plans for Mr. Kirschner's benefit, and 7,000 shares held by a retirement plan for his spouse.


         (7) The amount shown includes 42,500 shares owned by Mr. Schultz's wife, as to which Mr. Schultz shares voting and dispositive power, and 61,378 shares held in various retirement accounts for Mr. Schultz's benefit.

         (8)      The amount  shown  includes  14,263  shares  allocated  to Ms.
                  Gray's account under the ESOP and 16,667 shares presently acquirable pursuant to employee stock options.

         (9) The amount shown includes 63,287 shares allocated to the accounts of executive officers under the ESOP. The amount shown also includes 16,667 that executive officers and directors have the present right to acquire upon the exercise of stock options.

         (10) Includes 3,000,153 shares held by the Company, as to which Mr. Wilson shares voting and dispositive power, and 32,000 shares presently acquirable pursuant to employee stock options.

         (11) Includes 32,000 shares presently acquirable pursuant to stock options.

                              ELECTION OF DIRECTORS

         As provided in the Bylaws of the Company, the Board of Directors has adopted a resolution fixing the number of directors to be elected at the Meeting at five and has nominated a Board of Directors to be elected to serve for one year and until their successors have been elected and qualified. The Bylaws also provide that the Board of Directors shall have the right at any time during the ensuing year to increase the number of directors up to a maximum of ten and to elect such directors by a majority vote. Unless authority is withheld, the Proxy Committee will vote for the election of the five nominees named below as directors of the Company. Each nominee has consented to being named as such in this Proxy Statement and has agreed to serve if elected. If a nominee should become unavailable, the members of the Proxy Committee may in their discretion vote for a substitute. However, in no event will Proxies be voted for more than five persons. The Board of Directors has no reason to believe that any substitute nominees will be required.

         The following table gives the names of the current members of the Board of Directors, their ages and the years they first became directors. The five nominees for election at the Meeting are the current directors.

               Name                    Age        Year First Became Director
               ----                    ---        --------------------------

         J. Steven Wilson........       55                  1985
         Harry T. Carneal........       46                  1998
         Edward M. Carey.........       82                  1985
         Robert T. Shaw..........       64                  1998
         Varina M. Steuert.......       48                  1979

         Mr. Wilson has been Chairman, President and Chief Executive Officer and a director of the Company since August 1985. Mr. Wilson has been Chief Executive Officer and a director of Wickes since November 1991 and Chairman of Wickes since August 1993. Mr. Wilson assumed the duties of President of Wickes from July 1996 to May 1997. Mr. Wilson is also a director of First Industrial Realty Trust, Inc.

         Mr. Carey has been, for more than the past five years, Chairman of the Board of Carey Energy Corporation, a corporation engaged in petroleum and shipping operations.

         Ms. Steuert has been a private investor for more than the past five years.

         Mr. Carneal serves as President of Stone Capital, Inc., a Dallas-based diversified investment company with investments primarily in information services, technology, real estate and financial services. He has served on the Wickes Board of Directors since November 1998.

         Mr. Shaw is President of Imagine Investments, Inc. (a wholly-owned subsidiary of Stone Capital, Inc.). His private investments include shares in Wickes, Inc. He has served on the Wickes Board of Directors since November 1998.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

                  BOARD OF DIRECTORS' MEETINGS AND COMPENSATION

         The Board of Directors met five times in 1998. Each director attended at least 75% of these meetings, except Mr. Wilson, who attended three meetings.

         The Company began 1998 with a standing Audit Committee but had no standing Compensation or Nominating Committee. During 1998 both members of this committee left the Board of Directors. In April, 1999 Messrs. Carneal and Carey were elected to the Audit Committee. The Audit Committee reviews and approves the selection of and the services performed by the Company's independent accountants, meets with and receives reports from the Company's financial and accounting staff and independent accountants, and reviews the scope of audit procedures, accounting practices and internal controls.

         Mr. Carneal and Ms. Steuert will comprise the Compensation and Benefits Committee in 1999.

         During 1998, the Company accrued $8,000 per year for each of the directors for their services. Of this amount, the Company paid $2,000 per director. In addition, the Company paid $500 to the Chairperson of the Audit committee.

                                   MANAGEMENT

         Set forth below is information  regarding the executive officers of the
         Company:


                                                                                     Executive
Name                                                                                 Officer
                                            Age            Position                  Since
                                            ---            --------                  -----

J. Steven Wilson..........                  55        Chairman, President and         1985
                                                      Chief Executive Officer











Catherine J. Gray.........                  47        Senior Vice President,          1996
                                                      Chief Financial Officer
                                                      and Treasurer

         For information regarding Mr. Wilson, see "Election of Directors".

         Ms. Gray joined the Company as Vice President and Director of Tax in 1988 and was appointed Senior Vice President and Chief Financial Officer in December 1996.

                  REPORT OF THE BOARD ON EXECUTIVE COMPENSATION

Executive Compensation Philosophy

         The Company believes that the Company must maintain short and long-term executive compensation plans that enable the Company to attract and retain well-qualified executives and that these plans must also provide a direct incentive for the Company's executives to create shareholder value. The Company also believes that in certain circumstances incentives tied to the completion of specific tasks may be appropriate.

         In furtherance of this philosophy, the compensation of the Company's executives generally consists of three components: base salary, annual cash incentives and long-term performance-based incentives.

Base Salaries

         The Company attempts to set base salaries at a level comparable to those set by comparable corporations and in consideration of salaries paid by Wickes.

         Mr. Wilson, in addition to his duties as Chief Executive Officer of the Company, is Chief Executive Officer of Wickes. The Company considers the compensation paid to Mr. Wilson by Wickes in determining the appropriate level of compensation to be paid by it to Mr. Wilson. Mr. Wilson's total base salary was $680,600 in 1998, including $473,400 paid by Wickes.

         Wickes bases the base salary component of its executives' compensation within the middle of a salary range intended to approximate the ranges of base pay for positions of comparable responsibility in a self-selected group of companies in the building materials distribution industry about which appropriate compensation information is available to Wickes. As part of Wickes' efforts to control costs, effective in 1996, Wickes instituted a salary freeze for senior management, with limited exceptions, and the base salary of Mr. Wilson (along with those of certain other executive officers) was reduced five percent and frozen. This freeze remained in effect for Mr. Wilson until January 1, 1999.

Short-term Incentives

         Executives selected by the Company to be eligible for annual cash incentives are determined at the beginning of each year, again considering those who will be eligible for bonuses from Wickes. Bonuses are based upon subjective factors. The Company in setting Mr. Wilson's $200,000 cash bonus for 1998 considered subjective factors.

         Wickes provides short-term incentives by a cash bonus opportunity established as a target percentage of an executive's base salary and based upon meeting established objectives. For 1998, Mr. Wilson's incentive bonus was solely dependent upon Wickes' achieving specific performance objectives for income from operations and net asset turnover. Wickes did not meet the income objective, and accordingly, no 1998 incentive bonus was paid by Wickes to Mr. Wilson.

Long-Term Incentives

         Long-term incentives include, in addition to participation in Wickes's long-term incentive programs by Mr. Wilson, participation in the ESOP and non-qualified stock options, which are intended to link closely the interests of the Company's executives and those of shareholders.

         In February 1998, Wickes awarded options for an aggregate of 228,750 shares of Wickes Common Stock to executive officers and other selected key employees, including an option for 60,000 shares for Mr. Wilson. In addition, in February 1999, Wickes awarded options for an aggregate of 116,475 shares, including an option for 15,000 shares to Mr. Wilson.

                             The Board of Directors:
                                 Edward M. Carey
                                Harry T. Carneal
                                 Robert T. Shaw
                                Varina M. Steuert
                                J. Steven Wilson


             INSIDER PARTICIPATION IN EXECUTIVE OFFICER COMPENSATION

         In 1998, the Company had no Compensation Committee. Mr. Wilson, the Company's Chairman, President and Chief Executive Officer, participated in the deliberations of the Company's Board of Directors concerning compensation of the Company's executive officers other than himself. In April 1999, Mr. Carneal and Ms. Steuert were elected members of the Compensation Committee.

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table below summarizes the compensation paid with respect to the years indicated to the Company's Chief Executive Officer and to the other person who was serving as an executive officer of the Company at December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                              Annual Compensation                                    Long-Term Compensation

                                                                                 Other Annual         Awards           All other
Name & Principal                              Salary               Bonus         Compensation         Options/         Compensation
Position                          Year           ($)                ($)             ($) (1)            SARs(#)            ($)(2)
--------                          ----         -------           --------         -----------         --------         ---------

J. Steven Wilson(3)               1998        680,600            200,000            19,300            60,000(4)          21,643
Chairman, President &             1997        681,490            200,000            15,200                 -             26,043
CEO of the Company;               1996        682,390            200,000            26,000            50,000(4)          35,922
Chairman & CEO of
Wickes

Catherine J. Gray                 1998        150,000               -                    -                -               7,615
Senior Vice                       1997        141,667            37,500                  -            50,000             10,387
President, Chief                  1996         89,433            40,000                  -                -               4,220
Financial Officer and
Treasurer

-----------------------

(1) In the case of Mr. Wilson, includes fees for serving on the Company's Board of Directors and gross-ups for certain insurance premiums paid by Wickes Inc. Perquisites are not disclosed, as they are less than ten percent of salary and bonus.

(2) Includes the Company's contributions to the ESOP allocated to the accounts of the named persons, matching contributions made by the Company for the accounts of the named persons under the Company's Voluntary Investment Plan, and premiums paid by the Company on behalf of the named persons for group term life insurance payment of premiums for long-term disability insurance paid by Wickes, Wickes contributions to the executive's account in the Wickes 401(k) plan, premiums paid by the Company and its subsidiaries for travel life insurance for the executive's benefit. Specifically, ESOP contributions were: $3,215 $7,793, and $3,272 for Mr. Wilson in 1998, 1997 and 1996, respectively; and $3,215 and $6,984, and $2,388 for Ms. Gray in 1998, 1997 and 1996, respectively. Company Voluntary Investment Plan contributions were: $3,878, $4,750, and $4,750 for Mr. Wilson in 1998, 1997 and 1996, respectively; and $3,878, $2,863 and $1,292 for Ms. Gray in 1998, 1997 and 1996, respectively. Group term life premiums were: $1,350, $600, and $600 for Mr. Wilson in 1998, 1997 and respectively and $522, $540 and $540 for Ms. Gray in 1998, 1997 and 1996, respectively. Wickes disability insurance premiums were: $10,600, $10,300, and $24,700 and for Mr. Wilson in 1998, 1997 and 1996, respectively. Travel life insurance premiums were:
     $2,600 for Mr. Wilson in each of 1998, 1997 and 1996, respectively.

(3) Includes salary of $473,400, $474,300 and $474,300 paid by Wickes in 1998, 1997 and 1996, respectively.

(4)  Wickes stock options.

                        Option Grants in Last Fiscal Year

         The following table contains information regarding grants by Wickes to Mr. Wilson during 1998. No other option grants were made during 1998 by the Company or any of its subsidiaries to any other named executive officer.

                                                                                                 Potential Realizable
                                                                                                   Value at Assumed
                                                                                                   Annual Rates of
                           Number of        % of Total                                               Stock Price
                           Securities       Options/SARs                                            Appreciation
                           Underlying       Granted to        Exercise or                          for Option Term
                           Options/SARs     Employees in      Base Price        Expiration
                           Granted (#)      Fiscal Year         ($/Sh)             Date           5% ($)    10%($)
                           ------------     -----------       ----------        ----------        ------    ------

J. Steven Wilson........   60,000               25.7            3.41            2/15/08          128,700  326,100

Catherine J. Gray.......       -                  -               -                -                  -        -


                 Aggregated Option Exercises in Last Fiscal Year
                            and FY-End Option Values

         The following table contains information regarding the values of certain unexercised options to purchase shares of common stock of the Company and Wickes held by the named executive officers at the end of 1998. No options were exercised by these persons in 1998.

                                                                              Value of Unexercised
                                                                              In-the-Money Options/
                                     Number of Securities Underlying         Options/SARs at FY-End
                               Unexercised Options/SARs at FY-End (#)               ($)
                                     Exercisable/Unexercisable           Exercisable/Unexercisable
                                     -------------------------           -------------------------

J. Steven Wilson...                     32,000/178,000(1)                           0/0
Catherine J. Gray..                     16,667/33,333(2)                            0/0


(1)      Wickes Common Stock
(2)      Riverside Common Stock

Long-Term Compensation

         As previously described, the Company provides long-term incentives primarily through the ESOP and through stock options.

         ESOP. The ESOP invests in Riverside Common Stock for the benefit of its employees. Each participant shares in the Company's contributions based upon his or her compensation for the year and vests in his or her account over seven years. At March 31, 1999, the ESOP held an aggregate of 181,417 shares of Riverside Common Stock, and 132,715 of these shares had been allocated to participants' accounts.

         Riverside Non-Qualified Stock Option Plan. Key employees and members of the Board of Directors of the Company are eligible to participate in the Company's Non- Qualified Stock Option Plan. A total of 300,000 shares of Riverside Common Stock are authorized for issuance under this plan. At February 28, 1999, options for 50,000 shares were outstanding.

         Wickes Incentive Plan. Under the Wickes Inc. 1993 Long-Term Incentive Plan (the "Wickes Incentive Plan"), officers and key employees of Wickes and its parent and subsidiary corporations can be granted (either alone or in tandem) stock options, stock appreciation rights, restricted shares, performance shares or performance units (collectively referred to as "Awards"). A total of 835,000 shares of Wickes Common Stock are reserved for issuance under the Wickes Incentive Plan. In February 1998, and 1999, Mr. Wilson was granted under the Wickes Incentive Plan, options with an exercise price of $3.41 and $4.875 per share for 60,000 and 15,000 shares, respectively, of Wickes Common Stock.

Employment Agreements

         The Company entered into an employment agreement with Mr. Wilson with respect to his employment by the Company during 1997.

         In 1997, the Company agreed in principle to a three-year employment arrangement with Ms. Gray pursuant to which she would receive base compensation of at least $150,000, would be eligible for a 35% cash bonus, and would be entitled to one year's severance in the event of certain change of control events.

Riverside 401 (k) Plan

         The Company has in effect a savings and retirement plan (the "Company's 401(k) Plan"). All of the Company's employees who are at least 21 years of age and have met certain service requirements are eligible to participate in the Company's 401(k) Plan. The Company's 401(k) Plan is intended to qualify under
Section 401(a) of the Internal Revenue Code, and has a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Under the Company's 401(k) Plan's cash or deferred arrangement, each eligible employee may elect to make before tax contributions of from 1% to 10% of his or her gross pay. The Company currently matches 50% of the first 6% of an employee's contributions.

Wickes 401(k) Plan

         Wickes has in effect a savings and retirement plan (the "Wickes 401(k) Plan"). All Wickes employees who are at least 21 years of age and have met certain service requirements are eligible to participate in the 401(k) Plan. The Wickes 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code, and has a cash or deferred arrangement intended to qualify under
Section 401(k) of the Code. Under the 401(k) Plan's cash or deferred arrangement, each eligible employee may elect to make before tax contributions of from 2% to 8% of his or her gross pay or after-tax contributions of from 1% to 15% of gross pay, subject to an aggregate limit of 15% of gross pay and certain statutory limitations. Wickes currently matches 50% of the first 5% of an employee's contribution. Certain long-time employees are entitled to receive an additional 1% or 3% of gross pay. Each participant invests his individual account in selected investment alternatives as directed by the trustee of the 401(k) Plan, including a fund that invests primarily in shares of Wickes Common Stock. Wickes may, in its discretion, make a profit-sharing contribution to the 401(k) Plan, which may be made in cash or in shares of Wickes Common Stock. Shares of Wickes Common Stock so contributed do not become subject to the investment control of the participants until the calendar year following the date of contribution.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company and Wickes use an airplane owned by an affiliate of Mr. Wilson. Wickes paid this affiliate $438,000 in 1998 for this use. In addition, the Company incurs certain salary and other expense related to the airplane, which expenses totalled $162,200 in 1998. In 1997 and prior years, expenses of this type were charged by the Company to this affiliate, and at December 31, 1997, $434,000 of these charges were unpaid and owed by this affiliate to the Company. During 1998, the amount owed was reduced by $104,000, which was the amount of costs incurred in connection with use of the aircraft by the Company and its subsidiaries other than Wickes.

         In 1995 and 1996, the Company made loans to a company owned by Mr. Carey aggregating $398,322. These loans originally matured in 1996 and were restructured to mature on June 30, 1997 but have not been paid. During 1998, Mr. Carey provided consulting services to the Company with respect to utilities marketing for which he received a $67,500 credit against this loan. In September 1998, the Company decided to discontinue the utilities marketing program. The Company will apply Mr. Carey's future directors' compensation to these loans, which had an outstanding balance of $28,471 at December 31, 1998.

         In the fourth quarter of 1997, Mr. Wilson advanced $160,000 to the Company. The Company repaid this in June 1998. In addition, the Company advanced Mr. Wilson $150,000 in June 1998. Mr. Wilson repaid this in March 1999.

         During the fourth quarter of 1998 and the first quarter of 1999, the Company sold a total of 1,082,000 shares of its Wickes common stock to Imagine Investments, Inc. ("Imagine") for a total of $3,557,500. In March 1999, Imagine and the Company entered into a loan agreement pursuant to which the Company has borrowed $1,000,000. This loan is due September 1999, bears interest at the annual rate of 10%, and is secured by the stock and assets of certain of the Company's subsidiaries. In connection with this loan, the Company granted Imagine an option to acquire 10% of the Company's Buildscape, Inc. subsidiary.

         The Company also provides certain office and managerial services to other affiliates of Mr. Wilson. During 1998, charges for these services were ($632). At December 31, 1998, there was an intercompany balance of approximately $103,000 owed by these affiliates to Riverside related to these net expenses. This balance was reclassified from current assets to long term assets at December 31, 1998.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Based solely upon the Company's review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, each officer, director or beneficial holder of more than 10 percent of Riverside Common Stock filed on a timely basis the reports required under Section 16(a) of the Securities Exchange Act of 1934 during or with respect to 1998.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

         The graph below compares the performance of Riverside Common Stock with the NASDAQ Stock Market Index and a Peer Group Index, by showing the cumulative total return, through December 31, 1998, an investor would have received on each from investing $100 in each on December 31, 1993, and reinvesting all dividends received. The Peer Group Index includes the common stock of the following companies included on a list compiled by NASDAQ and whose primary Standard Industrial Classification is Lumber and Other Building Materials: BMC West Corporation, National Home Centers, Inc., Wickes Inc. and Wolohan Lumber Co. This Peer Group Index has been weighted for market capitalization.


                                                                                             % Peer Group
Peer Group Cumulative Total Return      Weighted Cumulative Total Return                       Market Cap
----------------------------------      --------------------------------                       ----------
(Weighted Average by Market Value) 12/93     12/94     12/95     12/96     12/97     12/98      12/31/98

Peer Group Weighted Average:       100        62         49       47        44         49        100%
                                                                                                 256
Building Matls Hldg Corp      BMHC 100        70         74       61        57         65        50.66%
National Home Ctrs Inc        NHCI 100        22         15       14         6          8         2.45%
Wickes Inc                    WIKS 100        57         28       23        18         24        10.40%
Wolohan Lmbr Co               WLHN 100        89         59       78        86         84        36.50%

                              APPROVAL OF AUDITORS

         The Board of Directors recommends approval of the appointment of PricewaterhouseCooopers LLP, certified public accountants, as the independent auditors of the Company for 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         THE  BOARD  OF  DIRECTORS   RECOMMENDS  A  VOTE  FOR  APPROVAL  OF  THE
APPOINTMENT  OF  PricewaterhouseCoopers  LLP AS  INDEPENDENT  AUDITORS  FOR  THE
COMPANY.

                                  OTHER MATTERS

         The enclosed Proxy confers upon the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with their best judgment with respect to any other matters, which may come before the Meeting. The Board of Directors does not know of any such matters; however, if any other matters properly come before the Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

                              SHAREHOLDER PROPOSALS

         Securities and Exchange Commission regulations permit shareholders to submit proposals for consideration at the Company's annual meetings of shareholders. Any such proposals for the Company's annual meeting of shareholders to be held in 2000 must be submitted in writing to the Company no later than December 31, 1999, and must comply with applicable regulations of the Securities and Exchange Commission in order to be included in the proxy materials relating to that meeting.

                                    FORM 10-K

         Upon written request, the Company will provide to each shareholder of record on April 16, 1999 a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. Requests should be directed to Susan H. Turvey, Director of Accounting and Public Reporting, 7800 Belfort Parkway, Suite 100, Jacksonville, Florida 32256.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by telegraph, by employees of the Company, without additional compensation. The Company does not expect to pay any compensation for the solicitation of the proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to the principals and obtaining their proxies.

         Shareholders are urged to specify their choices, date, sign and return the enclosed Proxy in the enclosed postage-paid envelope whether or not they plan to attend the Meeting. Shareholders present at the Meeting may revoke their Proxies and vote in person. Prompt response is helpful, and your cooperation will be appreciated.


Dated: April 28, 1999.

                             RIVERSIDE GROUP, INC.
  PROXY SOLICITED BY BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 1999

The undersigned hereby constitutes and appoints Cahterine J. Gray and J. Steven Wilson, and each of them, the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) ( the "Proxy Agents"), to vote all of the shares of Riverside Group, Inc. owned by the undersigned on April 16, 1999 at the Annual Meeting of Shareholders of the Company . The meeting will be held at 9:00 a.m., Central Daylight Time, on May 18, 1999 at the executive offices of Wickes, Inc., 706 Deerpath Drive, Vernon Hills, Illinois, (including adjournments), with all powers that the undersigned would possess if personally present.


                  (continued and to be signed on reverse side)

The Board of Driectors recommends a vote FOR each director nominee and FOR the Proposal.

                        Please mark your votes as indicated in this example. |X|

1. Election of Directors.

|_|      WITH AUTHORITY to vote for all nominees listed
          (except as marked to the contrary)

|_|      WITHHOLD AUTHORITY to vote for all nominees listed

                                   Nominees:
               Edward M. Carey, J. Steven Wilson, Robert T. Shaw,
                      Harry T. Carneal, Varina M. Steuert

2. Proposal to approve the appointment of Pricewaterhouse Coopers L.L.P. as independent auditors.

For |_|   Against |_|     Abstain |_|


                                        Should any other matter requiring a vote
                                        for the  Shareholders  arise,  the above
                                        named  Proxy  Agents,  and each of them,
                                        are   authorized   to  vote  the  shares
                                        represented   by  this  Proxy  as  their
                                        judgement   indicates  is  in  the  best
                                        interst of Riverside Group, Inc.

                                        IMPORTANT:  Please  date this  Proxy and
                                        sign  exactly  as  your  name  or  names
                                        appear   hereon.   If  shares  are  held
                                        jointly,    both   owners   must   sign.
                                        Executors,   administrators,   trustees,
                                        guardians   and  others   signing  in  a
                                        representative   capacity   should  give
                                        their full titles.

                                        ________________________________________
                                        Signature of Shareholder

                                        ________________________________________
                                        Signature of Shareholder


                                        Dated: ___________________, 1999

                                        PLEASE RETURN THIS PROXY PROMPTLY IN THE
                                        ENCLOSED ENVELOPE.